Royal Mines Installs Electrowinning Circuit

HENDERSON, NV -- (Marketwire - October 15, 2009) - Royal Mines and Minerals Corp. (OTCBB: RYMM) ("Royal Mines") issued the following news release to update developments within its "Phoenix Facility" processing and refining plant.

Royal Mines is pleased to announce the installation of an industrial sized electrowinning circuit with a 4000 amp rectifier. Final testing of the circuit is currently in progress. This circuit is expected to be capable of plating-out 1000 oz of precious metal per day and is a critical path item that allows us to deal effectively and efficiently with high silver value concentrate. We are currently processing 6.6 tons of concentrate, from Golden Anvil, SA de CV ("Golden Anvil"), a small-scale Mexican producer, through the primary refining circuit and plating-out the metals from the pregnant solution. Additional concentrate is being received from toll processing clients, including an additional 8 tons of concentrate already received from Golden Anvil. We are continuing to develop additional sources of toll processing concentrate to maximize current operations. Our short-term objective is to maximize the feed rate to the Phoenix Facility to achieve 1,000 lbs per hour, 8 hours per day, 5 days per week within 45 days.

We are also in discussions with other mining groups, from Canada, Mexico and the US, to license our proprietary environmentally friendly lixiviation process, to process and refine their ore in our Facility or to joint venture on their mining projects.

Combined, all of these endeavors continue to support our overall vision of becoming a world-class, eco-friendly exploration, technology and active mining entity.

About Royal Mines and Minerals Corp.

Royal Mines and Minerals Corp. is a minerals exploration company. Our primary objectives are to 1) generate ongoing revenues from the licensing of our proprietary, environmentally friendly lixiviation process, 2) commercially extract and refine precious and base metals from our own and others' mining assets, and 3) joint venture, acquire and develop projects in North America. We have not yet realized significant revenues from our primary objectives. Additional information is available on its website at www.royalmmc.com and in its filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading "Risk Factors" and elsewhere in Royal Mines' periodic filings with the U.S. Securities and Exchange Commission. When used in this news release, the words such as "could," "plan," "estimate," "believe," "expect," "intend," "may," "potential," "should," and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to uncertainties about the availability of additional financing, geological or mechanical difficulties affecting geological work programs, uncertainty of estimates, operational risk, environmental risk, financial risk, currency risk, dependence on third parties and other statements that are not historical facts as disclosed under the heading "Risk Factors" and elsewhere in Royal Mines' periodic filings with securities regulators in the United States. In particular, there is no assurance that Royal Mines will be able to obtain sufficient concentrates to achieve our short term objectives or that the objectives will be met within the time frame anticipated. Until testing of the circuit has been completed and pregnant solution processed, recoveries of gold and silver cannot be confirmed. There is no assurance that discussions will result in licensing or joint venture agreements.

Contact:

     For more information contact:

     Royal Mines and Minerals Corp.
     Jason S. Mitchell
     CFO, Secretary and Treasurer
     (702) 588-5973